SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                             LACROSSE FOOTWEAR, INC.
                           ---------------------------
                (Name of Registrant as Specified in its Charter)

     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                             LACROSSE FOOTWEAR, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held May 22, 2002

To the Shareholders of
   LaCrosse Footwear, Inc.:

          NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of LaCrosse Footwear, Inc. will be held on Wednesday, May 22, 2002, at 9:30 A.M., local time, at the Company's Rainfair Industrial Division, 3600 South Memorial Drive, Racine, Wisconsin 53403, for the following purposes:

          1. To elect two directors to hold office until the 2005 annual meeting of shareholders and until their successors are duly elected and qualified.

          2. To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

          The close of business on March 22, 2002, has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

          A proxy for the meeting and a proxy statement are enclosed herewith.

                                        By Order of the Board of Directors
                                        LACROSSE FOOTWEAR, INC.


                                        David P. Carlson
                                        Secretary

Portland, Oregon
April 22, 2002

YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, SIGN EXACTLY AS YOUR NAME APPEARS THEREON AND RETURN IMMEDIATELY.

                             LACROSSE FOOTWEAR, INC.
                          18550 N.E. Riverside Parkway
                             Portland, Oregon 97230



                                 PROXY STATEMENT
                                       For
                         ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held May 22, 2002


          This proxy statement is being furnished to shareholders by the Board of Directors (the "Board") of LaCrosse Footwear, Inc. (the "Company") beginning on or about April 22, 2002, in connection with a solicitation of proxies by the Board for use at the annual meeting of shareholders to be held on Wednesday, May 22, 2002, at 9:30 A.M., local time, at the Company's Rainfair Industrial Division, 3600 South Memorial Drive, Racine, Wisconsin 53403 and all adjournments or postponements thereof (the "Annual Meeting") for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

          Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by giving notice thereof to the Company in writing or in open meeting.

          A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted FOR the two persons nominated for election as directors referred to herein, and on such other business or matters that may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy. Other than the election of directors, the Board has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting.

          Only holders of record of the Company's common stock, $.01 par value (the "Common Stock"), at the close of business on March 22, 2002, are entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 5,874,449 shares of Common Stock, each of which is entitled to one vote per share.

                              ELECTION OF DIRECTORS

          The Company's By-Laws provide that the directors shall be divided into three classes, with staggered terms of three years each. At the Annual Meeting, the shareholders will elect two directors to hold office until the 2005 annual meeting of shareholders and until their successors are duly elected and qualified. Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as directors of the two persons named as nominees herein. The Board has no reason to believe that any of the listed nominees will be unable or unwilling to serve as a director if elected. However, in the event that any nominee should be unable to serve or for good cause will not serve, the shares represented by proxies received will be voted for another nominee selected by the Board. Directors will be elected by a plurality of the votes cast at the Annual Meeting (assuming a quorum is present). Consequently, any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of directors. Votes will be tabulated by an inspector of election appointed by the Board.

          The following sets forth certain information, as of March 22, 2002, about the Board's nominees for election at the Annual Meeting and each director of the Company whose term will continue after the Annual Meeting.

                   Nominees for Election at the Annual Meeting

                    Terms expiring at the 2005 Annual Meeting

          Richard A. Rosenthal, 69, has served as Vice Chairman of the Board of the Company since May 2000 and as a director of the Company since June 1990. Mr. Rosenthal was the Director of Athletics at the University of Notre Dame from 1987 until August 1, 1995. Mr. Rosenthal is a director of Advanced Drainage Systems, Inc., Beck Corporation, Toefco Engineering, Inc. and St. Joseph Capital Corporation, and is a member of the advisory board of CID Investment Partners and RFE Investment Partners.

          Frank J. Uhler, Jr., 71, has served as a director since he joined the Company in June 1978 and served as Vice Chairman of the Board from December 31, 1994 until May 2, 2000. From June 1978 until 1982, Mr. Uhler served as President and from 1982 until December 31, 1994 he served as President and Chief Executive Officer of the Company. Along with Mr. George W. Schneider, Mr. Uhler was the other principal member of the management group that acquired the Company's predecessor in 1982. Mr. Uhler is a director of the Franciscan Skemp Health Care System.


THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE "FOR" ALL NOMINEES. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" ALL NOMINEES.

                         Directors Continuing in Office

                    Terms expiring at the 2003 Annual Meeting

          Luke E. Sims, 52, has served as a director of the Company since December 1985. Mr. Sims has been a partner in the law firm of Foley & Lardner, Milwaukee, Wisconsin since 1984 and has been an attorney with such firm since 1976. Foley & Lardner has acted as general counsel for the Company since 1982. Mr. Sims is a director of Wilson-Hurd Mfg. Co. and Notre Dame Middle School, Inc.

          John D. Whitcombe, 46, has served as a director of the Company since March 1998. Mr. Whitcombe has been a partner in the law firm of Greenberg, Fields & Whitcombe, Torrance, California, since November 1994 and from 1992 until November 1994 he was a partner in the law firm of Whitcombe, Makin & Pentis. Mr. Whitcombe is a director of the Oarsmen Foundation and Little Company of Mary Hospital, and is the Chairman of the Pacific District of the Boy Scouts of America.

                    Terms expiring at the 2004 Annual Meeting

          George W. Schneider, 79, was elected to the Board of Directors of the Company's predecessor in 1968 and was the principal investor and motivating force behind the management buyout of the Company's predecessor in 1982. Since 1982, Mr. Schneider also has served as Chairman of the Board of the Company. Mr. Schneider's background is in banking and real estate. He was the principal organizer of Bay Cities National Bank, Redondo Beach, California, and served as its Chairman of the Board from 1982 until the bank was acquired in December 1995. Mr. Schneider also served as a director and Vice Chairman of the Board of Directors of Little Company of Mary Health Systems, Little Company of Mary Hospital and San Pedro Peninsula Hospital for many years, but relinquished those positions in 1995.

          Craig L. Leipold, 49, has served as a director of the Company since November 1997 and served as President and Chief Executive Officer of the Company's former Rainfair, Inc. ("Rainfair") subsidiary (which is now the Rainfair Industrial Division of the Company) from the May 1996 acquisition of Rainfair until July 1999. Prior to joining the Company, Mr. Leipold was the primary shareholder and Chief Executive Officer of Rainfair since 1989. Mr. Leipold is Chief Executive Officer of the Nashville Predators, a National Hockey League team, and is a director of Levy Corp., Gaylord Entertainment Corporation and PureSafety.com.

          Joseph P. Schneider, 42, has served as a director of the Company since March 1999 and as President and Chief Executive Officer since August 2000. Prior thereto, Mr. Schneider served as Executive Vice President-Danner of the Company since May 1999, as President and Chief Executive Officer of the Company's Danner Shoe Manufacturing Co. ("Danner") subsidiary since October 1998, as Vice President of the Company since June 1996, as President and Chief Operating Officer of Danner since December 1997, as Executive Vice

President and Chief Operating Officer of Danner since June 1996 and as Vice President - Retail Sales of the Company from January 1993 until June 1996. From 1985, when he joined the Company, until January 1993, Mr. Schneider held various sales management positions.

          George W. Schneider and Joseph P. Schneider are father and son. None of the other directors or executive officers are related to each other.

                               BOARD OF DIRECTORS

General

          The Board has standing Audit and Compensation Committees. The Audit Committee presently consists of Messrs. Rosenthal (Chairman), Sims and Whitcombe. The Audit Committee, pursuant to its written charter adopted by the Board, is responsible for recommending to the Board the appointment of independent auditors, reviewing and approving the scope of the annual audit activities of the auditors, approving the audit fee payable to the auditors and reviewing audit results. The Audit Committee held three meetings in 2001.

          The Compensation Committee reviews and recommends to the Board the compensation structure for the Company's directors, officers and other managerial personnel, including salary rates, participation in incentive compensation and benefit plans, fringe benefits, non-cash perquisites and other forms of compensation, and administers the Company's 1993 Employee Stock Incentive Plan (the "1993 Plan"), 1997 Employee Stock Incentive Plan (the "1997 Plan") and 2001 Stock Incentive Plan (the "2001 Plan"). Craig L. Leipold (Chairman), Luke E. Sims, Richard A. Rosenthal and John D. Whitcombe are members of the Compensation Committee. The Compensation Committee held one meeting in 2001.

          The Board has no standing nominating committee. The Board selects the director nominees to stand for election at the Company's annual meetings of shareholders and to fill vacancies occurring on the Board. The Board will consider nominees recommended by shareholders, but has no established procedures which shareholders must follow to make a recommendation.

          The Board held eight meetings in 2001. Each director attended at least seventy-five percent of the aggregate of (a) the total number of meetings of the Board of Directors and (b) the total number of meetings held by all committees of the Board on which the director served during 2001.

Director Compensation

          Directors who are executive officers of the Company receive no compensation as such for service as members of either the Board or committees thereof. Directors who are not executive officers of the Company receive an annual retainer of $12,500 (assuming four quarterly Board meetings), a pro rata fee in the event of a major special Board meeting, and a fee of $1,000 for each committee meeting attended if such meeting is held on a day other than a day on which a regular Board meeting is held (except that the fee payable for such a committee meeting is reduced to $500 if the meeting is one hour or less).

          On January 1, 2001, Messrs. Leipold, Rosenthal, Sims, Uhler, and Whitcombe were each automatically granted an option to purchase 3,000 shares of Common Stock pursuant to the Company's 2001 Non-Employee Director Stock Option Plan (the "Director Plan"), which become exercisable in 20% increments over a five-year period from the date of grant. Under the Director Plan, each non-employee director automatically receives an option to purchase 3,000 shares of Common Stock on the first business day of January of each calendar year for so long as the Director Plan remains in effect and a sufficient number of shares of Common Stock are available under the Director Plan.

                          Report of the Audit Committee

          The Audit Committee of the Board is composed of three directors, each of whom is independent as defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers, Inc. The Audit Committee is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee operates under a written charter, which was adopted by the Board in May 2000.

          The Company's management ("management") is responsible for the Company's internal controls and the financial reporting process, including the system of internal controls. The Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's audited consolidated financial statements with generally accepted accounting principles. The Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Audit Committee has discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended.

          The Company's independent auditors have provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors their independence. The Committee considered whether the independent auditors provision of non-audit services is compatible with maintaining the independent auditors' independence. The fees paid to the independent auditors for 2001 were as follows:

     Audit Fees, Review of the Company's Quarterly  Reports on Form
       10-Q, Review Annual Report and Form 10-K filing, Attendance at Audit Committee Meetings and Consultation on Audit and
       Accounting Matters.............................................$ 177,390
     Services and Design and Implementation Fees......................$       0
     All Other Fees...................................................$  39,985

          The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluation of the Company's internal controls and overall quality of the Company's financial reporting.

          Based on the Audit Committee's reviews and discussions with management and the independent auditors referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

          This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not be deemed filed under such Acts.

                             LACROSSE FOOTWEAR, INC.
                                 AUDIT COMMITTEE

                         Richard A. Rosenthal, Chairman
                                  Luke E. Sims
                                John D. Whitcombe

                             PRINCIPAL SHAREHOLDERS

          The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 22, 2002, by: (i) each director and nominee; (ii) each of the executive officers named in the Summary Compensation Table set forth below; (iii) all of the directors, nominees and executive officers (including the executive officers named in the Summary Compensation Table) as a group; and (iv) each person or other entity known by the Company to own beneficially more than 5% of the Common Stock. Except as otherwise indicated in the footnotes, each of the holders listed below has sole voting and investment power over the shares beneficially owned.

                                            Shares of            Percent of
                                          Common Stock          Common Stock
     Name of Beneficial Owner         Beneficially Owned(1)  Beneficially Owned
     ------------------------         ---------------------  ------------------

Schneider Family Voting Trust(2).....       2,818,299               48.0%
George W. Schneider(3)...............       1,416,923(2)            24.1%
Virginia F. Schneider(3).............       1,416,923(2)            24.1%
U.S. Bancorp and U.S. Bank,
National Association(4)..............         507,135                8.6%
Joseph P. Schneider..................         239,004(2)             4.0%
Frank J. Uhler, Jr...................          71,500(5)             1.2%

                                            Shares of            Percent of
                                          Common Stock          Common Stock
     Name of Beneficial Owner         Beneficially Owned(1)  Beneficially Owned
     ------------------------         ---------------------  ------------------

Luke E. Sims.........................          58,600(6)             1.0%
Craig L. Leipold.....................          37,300                *
Robert J. Sullivan...................          27,950                *
Richard A. Rosenthal.................          24,350                *
John D. Whitcombe....................           9,600                *
David P. Carlson.....................           6,113                *
Bruce W. Bartelt.....................               0                *
All directors, nominees and
 executive officers as a group
 (11 persons)........................       1,891,340(2)            31.8%

-----------------------
* Denotes less than 1%.

(1) Includes the following shares subject to stock options which are exercisable within 60 days of March 22, 2002: Joseph P. Schneider, 27,100 shares; Frank J. Uhler, Jr., 600 shares; Luke E. Sims, 600 shares; Craig L. Leipold, 18,100 shares; Robert J. Sullivan, 27,750 shares; Richard A. Rosenthal, 600 shares; John D. Whitcombe, 600 shares; David P. Carlson, 6,113 shares; and all directors, nominees and executive officers as a group, 81,463 shares.

(2) Substantially all of the shares of Common Stock beneficially owned by George W. Schneider, Virginia F. Schneider and 12 other members (or affiliated trusts) of the Schneider family have been deposited into a voting trust ("Voting Trust"), pursuant to which the five trustees thereof (currently, George W. Schneider, Virginia F. Schneider, Joseph P. Schneider, Steven M. Schneider and Patrick Greene), acting by majority action, have shared voting power (shared with the beneficiaries of the Voting Trust) and sole investment power over all such shares. The terms of the Voting Trust are more particularly described below under "--Voting Trust." Shares held in the Voting Trust include shares reported above as beneficially owned by other named persons as follows: (a) 1,234,005 of the shares reported as beneficially owned by each of George W. Schneider and Virginia F. Schneider, as co-trustees of the George W. and Virginia F. Schneider Trust U/A dated September 1, 1987, (b) 127,254 of the shares reported as beneficially owned by Joseph P. Schneider, and (c) 1,361,259 of the shares reported as beneficially owned by the directors, nominees and executive officers of the Company as a group. The address of the Voting Trust is 18550 N.E. Riverside Parkway, Portland, Oregon 97230.

(3) Shares of Common Stock reported as beneficially owned by George W. Schneider and Virginia F. Schneider include (a) 130,919 shares which are deposited in the George W. and Virginia F. Schneider Trust U/A dated September 1, 1987 over which Mr. and Mrs. Schneider, as co-trustees, have shared voting and investment power and (b)

     51,999 shares which are held by a charitable foundation in which Mr. and Mrs. Schneider are trustees (Mr. and Mrs. Schneider disclaim beneficial ownership of these 51,999 shares). See also footnote 2. The address of George W. and Virginia F. Schneider is 18550 N.E. Riverside Parkway, Portland, Oregon 97230. The address of the George W. and Virginia F. Schneider Trust U/A dated September 1, 1987 is P.O. Box 71, Redondo Beach, California 90277.

(4) The information is based on Amendment Number 4 to a report on Schedule 13G, dated February 13, 2002, filed by U.S. Bancorp and its subsidiary, U.S. Bank, National Association, with the Securities and Exchange Commission. U.S. Bank, National Association reported beneficial ownership of only 465,310 shares, or 7.92%. The address of U.S. Bancorp and U.S. Bank, National Association is 601 2nd Avenue South, Minneapolis, Minnesota 55402.

(5) Includes 58,885 shares held by a trust in which Mr. Uhler is one of the trustees. Mr. Uhler disclaims beneficial ownership of these 58,885 shares.

(6) Includes 18,000 shares held of record by Mr. Sims' wife for the benefit of their three children.

Voting Trust

          To help ensure the continuity and stability of the management of the Company, George W. and Virginia F. Schneider and 12 other members of their family, including certain affiliated entities, entered into a voting trust agreement in June 1982. Pursuant to the trust agreement, as amended, all shares of Common Stock held by such individuals and entities were initially deposited into the voting trust created thereunder (the "Voting Trust"). Each depositor and beneficiary holding Voting Trust certificates issued thereunder (which now includes 12 other members (or affiliated trusts) of the Schneider family) also agreed (with certain limited exceptions) to transfer to the Voting Trust all shares of Common Stock thereafter acquired.

          Under the Voting Trust, the five trustees (currently, George W. Schneider, Virginia F. Schneider, Joseph P. Schneider, Steven M. Schneider and Patrick Greene), acting by majority action, are vested with the exclusive right to sell, transfer or dispose of the deposited shares and to vote such deposited shares in their discretion on all matters on which such shares are entitled to vote; provided, however, that in the event of a proposed recapitalization, reorganization, merger, consolidation, liquidation, sale of all or substantially all of the assets of the Company or a comparable transaction, in addition to the necessary vote of the trustees, any such action shall also require the affirmative vote or consent of the beneficiaries holding Voting Trust certificates representing at least 75% of the aggregate number of votes of the then deposited shares. The beneficiaries also are entitled to receive all cash dividends or other distributions (other than in capital stock of the Company) declared and paid on the deposited shares.

          The deposited shares may only be withdrawn from the Voting Trust by a beneficiary prior to the expiration or termination of the Voting Trust if the trustees allow such withdrawal; provided, however, that on January 31 of each year each principal beneficiary automatically receives 10,000 shares.

          The Voting Trust continues in effect until April 1, 2005, and thereafter for an additional five-year period if the trustees so elect. Notwithstanding the foregoing, in the event of a reorganization, merger or consolidation in which the Company does not survive, a liquidation of the Company, a sale of all or substantially all of the assets of the Company or sale of all the Common Stock held by the trustees under the Voting Trust, the Voting Trust will automatically terminate. Additionally, the Voting Trust may be terminated at any time prior to the expiration thereof by the trustees with the affirmative vote or consent of the beneficiaries holding Voting Trust certificates representing at least 75% of the aggregate number of votes of the then deposited shares.

          The Voting Trust also provides that the trustees shall cause the then Chief Executive Officer of the Company to be elected as a director of the Company and shall not allow the number of directors of the Company who are members of the Schneider family to exceed a majority of the directors, less one. Additionally, the trustees, subject to certain exceptions, may correct defects and omissions in the underlying trust agreement and make other amendments or modifications thereto as in their judgment may be necessary or appropriate to carry out the trust agreement. The trustees are not entitled to receive any remuneration for serving as such under the Voting Trust.

                             EXECUTIVE COMPENSATION

Summary Compensation Information

          The following table sets forth certain information concerning the compensation earned in each of the last three fiscal years by the Company's Chief Executive Officer and each of the Company's other most highly compensated executive officers whose total cash compensation exceeded $100,000 in the fiscal year ended December 31, 2001. The persons named in the table are sometimes referred to herein as the "named executive officers."

                                                    Summary Compensation Table
                                                                                        Long-Term Compensation
                                                     Annual Compensation                Awards         Payouts
                                          -----------------------------------------     ------         -------
                                                                                      Securities      Long-Term
                                                                     Other Annual     Underlying      Incentive
         Name and                                                     Compensa-          Stock       Compensation     All Other
    Principal Position            Year     Salary($)     Bonus($)     tion($)(1)       Options(#)      Payouts($)   Compensation($)
    ------------------            ----     ---------     --------     ----------       ----------      ----------   ---------------
George W. Schneider               2001     $  13,000    $      --          --               --            --          $ 10,148(2)
  Chairman of the Board           2000       121,692           --          --               --            --            10,906
                                  1999       170,000           --          --               --            --            12,638

Joseph P. Schneider(3)            2001       205,000           --          --           25,000             --           53,272(4)
  President and Chief             2000       184,758       47,387          --            5,000             --            7,314
  Executive Officer               1999       152,650       44,580          --            3,500             --            3,200

David P. Carlson                  2001       140,000       46,958          --            7,813             --            5,286(5)
  Executive Vice President        2000       116,838       16,130          --            1,250             --            4,999
  and President and Chief         1999        90,000       14,771          --            6,750             --            3,637
  Operating Officer Danner

Bruce W. Bartelt(6)               2001       120,885           --          --            2,188             --            3,753(7)
  Former President Rainfair       2000       107,440       18,665          --            1,250             --            3,311
  Industrial Division             1999       104,000        6,825          --            1,250             --            3,183

Robert J. Sullivan                2001       112,354           --          --            6,250             --            3,111(8)
  Vice President-Finance &        2000       110,049       17,276          --            5,000             --            2,605
  Administration and Chief        1999       107,870       20,226          --            5,000             --            2,951
  Financial Officer

-----------
(1) Certain personal benefits provided by the Company and its subsidiary to the named executive officers are not included in the table. The aggregate amount of such personal benefits for each named executive officer in each year reflected in the table did not exceed the lesser of $50,000 or 10% of the sum of such executive officer's salary and bonus in each respective year.

(2) Includes $9,628 for term life insurance premiums and a $520 matching contribution under the Company's 401(k) Plan.

(3) Joseph P. Schneider was elected as the Company's President and Chief Executive Officer in August 2000.

(4) Includes $45,380 for the payment of accumulated Danner profit sharing contributions (including a tax gross up of $22,945), $4,432 for the 2001 Danner profit sharing contribution, $60 for group life insurance premiums and a $3,400 matching contribution under the Company's 401(k) Plan.

(5) Includes $2,027 for the 2001 Danner profit sharing contribution, $90 for term life insurance premiums and a $3,169 matching contribution under the Company's 401(k) Plan.

(6) Bruce W. Bartelt served as President of the Company's Rainfair Industrial Division until January 2002.

(7) Includes $127 for term life insurance premiums and a $3,626 matching contribution under the Company's 401(k) Plan.

(8)  Matching contribution under the Company's 401(k) Plan.

Stock Options

          The Company has in effect the 1993 Plan, the 1997 Plan and the 2001 Plan pursuant to which options to purchase Common Stock may be granted to officers and other key employees of the Company and its subsidiaries. The following table presents certain information as to grants of stock options made during fiscal 2001 to Joseph P. Schneider, David P. Carlson, Bruce W. Bartelt and Robert J. Sullivan. No other named executive officer received options in fiscal 2001.

                                                 Option Grants in 2001 Fiscal Year
                                                                                            Potential Realizable Value at Assumed
                                                                                           Annual Rates of Stock Price Appreciation
                                      Individual Grants                                         For Option Term (2)
                              ----------------------------------------------------------   ----------------------------------------
                              Number of       Percent of
                             Securities      Total Options                                   At 0%       At 5%           At 10%
                             Underlying       Granted to      Exercise or                    Annual      Annual          Annual
                           Options Granted    Employees in    Base Price     Expiration      Growth      Growth          Growth
     Name                       (#)(1)        Fiscal Year      ($/Share)        Date          Rate         Rate           Rate
     ----                  ---------------    ------------    -----------    ----------      ------      ------          -------
Joseph P. Schneider......      25,000            18.5%           $3.13       01/02/2011         0        $49,211        $124,710
David P. Carlson.........       7,813             5.8%            3.13       01/02/2011         0         15,379          38,974
Bruce W. Bartelt.........       2,188             1.6%            3.13       01/02/2011         0          4,307          10,915
Robert J. Sullivan.......       6,250             4.6%            3.13       01/02/2011         0         12,303          31,178

------------
(1) The options reflected in the table (which are nonstatutory options for purposes of the Internal Revenue Code) were granted on January 2, 2001, and became or will become exercisable in 20% increments on January 2, 2002, 2003, 2004, 2005 and 2006.

(2) This presentation is intended to disclose the potential value which would accrue to the optionee if the option were exercised the day before it would expire and if the per share value had appreciated at the compounded annual rate indicated in each column. The assumed rates of appreciation of 5% and 10% are prescribed by the rules of the Securities and Exchange Commission regarding disclosure of executive compensation. The assumed annual rates of appreciation are not intended to forecast possible future appreciation, if any, with respect to the price of the Common Stock.

          The following table sets forth information regarding the exercise of stock options by the named executive officers during the 2001 fiscal year and the fiscal year-end value of unexercised options held by such persons. Mr. G. Schneider did not hold any options to acquire Common Stock as of December 31, 2001, and is accordingly not reflected in the table.

                                                Aggregated Option Exercises in 2001
                                           Fiscal Year and Fiscal Year-End Option Values
                                                                        Number of Securities        Value of Unexercised In-the-
                                                                       Underlying Unexercised          Money Options at Fiscal
                                                                    Options at Fiscal Year-End(#)           Year-End ($)(1)
                                                                    -----------------------------   -----------------------------
                            Shares Acquired     Value Realized
       Name                 on Exercise (#)          ($)            Exercisable    Unexercisable    Exercisable    Unexercisable
       ----                 ---------------     --------------      -----------    -------------    -----------    -------------
Joseph P. Schneider......         --                  --              19,400            32,600           $--          $1,750
David P. Carlson..........        --                  --               2,950            12,863            --             547
Bruce W. Bartelt.........         --                  --               6,500             5,688            --             153
Robert J. Sullivan........        --                  --              22,700            16,050            --             438

------------
(1) The dollar values are calculated by determining the difference between the fair market value of the underlying Common Stock and the exercise price of the options at exercise or fiscal year-end, respectively.

Retirement Plan

          The Company's Retirement Plan (the "Salaried Plan") covers a portion of the salaried employees of the Company. The table set forth below illustrates the estimated annual benefits payable as a single life annuity upon retirement pursuant to the current Salaried Plan formula for various levels of compensation and years of service, assuming retirement after attainment of age 65 during 2002.

                               Pension Plan Table

  Average                              Years of Service
  Annual          ----------------------------------------------------------
Compensation         15          20           25          30           35
------------      -------     -------      -------      -------      -------

 $100,000         $12,750     $17,000      $21,250      $25,500      $29,750
  125,000          15,938      21,250       26,563       31,875       37,188
  150,000          19,125      25,500       31,875       38,250       44,625
  175,000          22,313      29,750       37,188       44,625       52,063
  200,000          25,500      34,000       42,500       51,000       59,500
  225,000          28,688      38,250       47,813       57,375       66,938

          The Salaried Plan is a qualified noncontributory plan that provides for fixed benefits to participants and their survivors in the event of normal (age 65) or early (age 55) retirement. Participants who have worked for the Company for five years and who leave the Company for any reason other than death, disability or early retirement are entitled to a portion of the benefits that they would have earned under the Salaried Plan had they worked for the Company until normal retirement age. Early retirement benefits are reduced to reflect early commencement.

          Compensation covered by the Salaried Plan is a participant's total remuneration, including salary and bonus, as shown in the Summary Compensation Table, but excluding deferred compensation and fringe and welfare benefits. Benefits are based on a participant's average monthly compensation for the 60 consecutive calendar months of the 120 calendar months preceding termination of employment for which his or her compensation was the highest. Under the Salaried Plan, only compensation up to the limits imposed by the Internal Revenue Code is taken into account. The 2001 compensation limit applicable to the Salaried Plan was $170,000. Benefits are not subject to any deduction for Social Security or other offset amounts. The number of credited years of service under the Salaried Plan for each of the named executive officers as of December 31, 2001 are as follows: Mr. G. Schneider, 20 years; Mr. J. Schneider, 11 years; and Mr. Sullivan, 9 years. Pursuant to the terms of the Salaried Plan, Mr. G. Schneider began receiving benefits in 1994.

Report on Executive Compensation

          The Compensation Committee of the Board is responsible for all aspects of the Company's compensation package offered to its corporate officers, including the named executive officers. The following report was prepared by the Compensation Committee.

          The Company's executive compensation program is designed to be closely linked to corporate performance. To this end, the Company has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to the Company's success in meeting specified performance goals. The overall objectives of this strategy are to attract and retain qualified executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy, to link executive and shareholder interests through the use of equity-based compensation plans and to provide a compensation package that recognizes individual contributions as well as overall business results.

          During 1997, the Company retained nationally-recognized compensation consultants to advise it with respect to compensation issues. The first step in the overall review of executive compensation was an analysis of the duties and responsibilities of each Company executive. This resulted in an objective ranking of the relative duties and responsibilities of each Company executive vis-a-vis other Company executives. Subsequently, the Company's consultants compared the compensation for each Company executive with general market data for individuals with comparable job responsibilities. The Company's consultants summarized their conclusions on Company executive compensation in a report finalized in October 1997. The results of this study have provided the framework for determining compensation for executives of the Company. The Compensation Committee intends to update this information no later than mid-2002.

          The Compensation Committee determines the compensation of the Chairman of the Board and the Chief Executive Officer, and sets the policy for, reviews and approves the recommendations of management (subject to such adjustments as the Compensation Committee deems appropriate and subject to the Board's and/or the Compensation Committee's sole discretion regarding awards of stock options) with respect to the compensation awarded to other corporate officers (including the other named executive officers).

          The key elements of the Company's executive compensation program consist of base salary, annual incentive compensation opportunity and grants of stock options. Although the Compensation Committee believes strongly in offering compensation opportunities competitive with those of comparable companies within the Company's industry, the most important considerations in setting annual compensation are Company performance and individual contributions. A general description of the elements of the Company's compensation program, including the basis for the compensation awarded to the Company's Chief Executive Officer for 2001, are discussed below.

          Base Salaries. Base salaries are initially determined by evaluating the responsibilities of the position, the experience of the individual and the salaries for comparable positions in the competitive marketplace. Base salary levels for the Company's executive officers are generally positioned at market competitive levels for comparable positions in manufacturing companies of similar size. In determining annual salary adjustments for executive officers, the Compensation Committee considers various factors including the individual's performance and contribution, competitive salary increase levels provided by the marketplace, the relationship of an executive officer's salary to the market competitive levels for comparable positions, and the Company's performance. In the case of executive officers with operating responsibility for a particular division, such division's financial results are also considered. The Compensation Committee, where appropriate, also considers nonfinancial performance measures such as manufacturing efficiency gains, improvements in product quality and relations with customers, suppliers and employees. Nonfinancial measures used for executive officers are determined on a case-by-case basis and the Compensation Committee does not assign any specific weight to any one of these factors.

          Incentive Compensation. The Company's executive officers are eligible for annual incentive compensation under incentive compensation plans which are customized for each of the Company's three divisions. For 2001, all of the Company's senior executive officers, including any executive officer identified in the Compensation Table, were eligible for incentive compensation based solely on financial performance. Financial performance, for purposes of determining incentive compensation, was based 75% on operating profit and 25% on targeted inventory turns. A similar incentive compensation plan will be in place for 2002. Except for J. Schneider and Robert J. Sullivan whose incentive compensation is based on overall Company-wide goals, each Company executive officer's incentive compensation is based upon the financial performance for the division where the executive officer has his or her principal operating responsibilities. For 2001, incentive compensation was earned only in the Company's Danner subsidiary.

          No incentive compensation was paid to George W. Schneider, the Company's Chairman of the Board, or Joseph P. Schneider, the Company's President and Chief Executive Officer, for 2001.

          Stock Options. The Company's 1993 Plan, 1997 Plan and 2001 Plan are designed to encourage and create ownership of Common Stock by key executives, thereby promoting a close identity of interests between the Company's management and its shareholders. The 1993 Plan, 1997 Plan and 2001 Plan are designed to motivate and reward executives for long-term strategic management and the enhancement of shareholder value. The Compensation Committee determined that annual stock option grants to the Company's key employees, including key executive officers, is consistent with the Company's best interest and the Company's overall compensation program.

          In determining the number of stock options to be granted, the Compensation Committee considers a variety of factors, including the executive's level of responsibility, relative contributions to the Company and existing level of ownership of Common Stock. Consideration is also given to an executive's potential for future responsibility and contributions to the Company, as well as the aggregate number of stock options proposed to be granted with a view towards ensuring that aggregate compensation for Company executives is appropriate. Stock options are granted with an exercise price equal to the market value of the Common Stock on the date of grant. Stock options granted in 2001 vest and become exercisable in 20% increments over a five-year period from the date of grant. Vesting schedules are designed to encourage the creation of shareholder value over the long-term since the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years and the executive remains in the employ of the Company.

          The Board, acting on the recommendation of the Compensation Committee, granted stock options during 2001 to key employees under an informal long-term plan adopted in 1993 and designed to provide annual grants of stock options to key employees. The

Compensation Committee also noted the considerable efforts and achievements made by Joseph P. Schneider, the Company's President and Chief Executive Officer, during 2001 in restructuring the Company. Upon the recommendation of the Compensation Committee, the Board opted to grant Mr. J. Schneider, on a one-time basis, stock options for an extra 15,000 shares in early 2002, in addition to the normal, annual stock option grant.

          Section 162(m) Limitation. The Company anticipates that all 2001 and 2002 compensation to executives will be fully deductible under Section 162(m) of the Internal Revenue Code. Therefore, the Compensation Committee determined that a policy with respect to qualifying compensation paid to executive officers for deductibility is not necessary.

                             LACROSSE FOOTWEAR, INC.
                             COMPENSATION COMMITTEE

                           Craig L. Leipold, Chairman
                              Richard A. Rosenthal
                                  Luke E. Sims
                                John D. Whitcombe

Compensation Committee Interlocks and Insider Participation

          The current members of the Compensation Committee are identified above. Luke E. Sims is a partner in the law firm of Foley & Lardner, Milwaukee, Wisconsin, which has served as general counsel for the Company since 1982.

          Craig L. Leipold, the Chairman of the Compensation Committee, served as President and Chief Executive Officer of the Company's former Rainfair subsidiary (which is now the Rainfair Industrial Division of the Company) from the May 1996 acquisition of Rainfair until July 1999. In connection with the May 1996 acquisition of Rainfair, the Company entered into a sublease indirectly with a Wisconsin corporation, which Mr. Leipold owns, for the Racine, Wisconsin facility used by the Rainfair Industrial Division. Under the sublease, the Company pays annual rent of $350,000, subject to increases based on changes in the prime rate, and all other costs associated with owning and operating such facility, including utilities, taxes and insurance. In 2001, rent for the facility was $354,120. The sublease also gives the Company an option to purchase the facility on the last day of the sublease term. The terms of the foregoing arrangement were negotiated between the Company and the Wisconsin corporation on an arms-length basis at the time of the Company's acquisition of Rainfair and, on that basis, the Company believes the terms of the sublease are no less favorable to the Company than could have been obtained from an unaffiliated third party.

                             PERFORMANCE INFORMATION

          The following graph compares on a cumulative basis changes since December 31, 1996, in (a) the total shareholder return on the Common Stock with
(b) the total return on the Nasdaq Market Index and (c) the total return on the Media General Financial Services Textile-Apparel Footwear/Accessories Industry Group Index (the "MG Industry Group Index"). Such changes have been measured by dividing (a) the sum of (i) the amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the price per share at the end of and the beginning of the measurement period, by (b) the price per share at the beginning of the measurement period. The graph assumes $100 was invested on December 31, 1996 in Common Stock, the Nasdaq Market Index and the MG Industry Group Index.

                                    [Graph]

                       ---------------------------------------------------------
                        Dec. 31,  Dec. 31,  Dec. 31, Dec. 31,  Dec. 31, Dec. 31,
                           1996      1997     1998      1999      2000     2001
--------------------------------------------------------------------------------
LACROSSE FOOTWEAR, INC.  $100.00   $136.14   $88.26    $43.58    $30.69   $31.43
MG INDUSTRY GROUP INDEX   100.00     74.38    67.50     92.06     97.12    95.44
NASDAQ MARKET INDEX       100.00    122.32   172.52    304.29    191.25   152.46
--------------------------------------------------------------------------------

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports concerning their ownership of Company equity securities with the Securities and Exchange Commission and the Company. Based solely upon information provided to the Company by individual directors and executive officers, the Company believes that during the fiscal year ended December 31, 2001, all its directors and executive officers complied with the Section 16(a) filing requirements.

                                  MISCELLANEOUS

Independent Auditors

          McGladrey & Pullen, LLP acted as the independent auditors for the Company in 2001 and it is anticipated that such firm will be similarly appointed to act in 2002. Representatives of McGladrey & Pullen, LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

Shareholder Proposals

          Proposals which shareholders of the Company intend to present at and have included in the Company's proxy statement for the 2003 annual meeting of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8"), must be received by the Company by the close of business on December 23, 2002. Additionally, if the Company receives notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 (i.e., proposals shareholders intend to raise at the 2003 annual meeting of shareholders but do not intend to have included in the Company's proxy statement for such meeting) after March 8, 2003, the persons named in proxies solicited by the Board of Directors of the Company for the 2003 annual meeting of shareholders may exercise discretionary voting power with respect to such proposal.

Other Matters

          The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular employees of the Company. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold Common Stock.

                                       By Order of the Board of Directors

                                       LACROSSE FOOTWEAR, INC.


                                       David P. Carlson
                                       Secretary
April 22, 2002


                                              LACROSSE FOOTWEAR, INC.
                                        2002 ANNUAL MEETING OF SHAREHOLDERS
                            This Proxy is Solicited on Behalf of the Board of Directors
The undersigned hereby appoints George W. Schneider, Frank J. Uhler, Jr. and Joseph P. Schneider, and each of them, as Proxies with the power of substitution (to act jointly or if only one acts then by that one) and hereby authorizes them to represent and to vote as designated below all of the shares of Common Stock of LaCrosse
Footwear, Inc. held of record by the undersigned on March 22, 2002, at the annual meeting of shareholders to be held on May 22, 2002, or any adjournment or postponement thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the election of the Board's nominees.







                * PLEASE DETACH BELOW, SIGN, DATE AND RETURN PROMPTLY USING THE ENVELOPE PROVIDED *
            . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                                            LACROSSE FOOTWEAR, INC. 2002 ANNUAL MEETING
1. ELECTION OF            1 - Richard A. Rosenthal   2 - Frank J. Uhler, Jr.   [ ] FOR all             [ ] WITHHOLD
   DIRECTORS:                                                                      nominees listed         AUTHORITY
   Terms expiring at the                                                           to the left (except     to vote for all
   2005 Annual Meeting                                                             as specified            nominees listed to the
                                                                                   below).                 left.


                                                                                ---------------------------------------------------
(Instructions: To withhold authority to vote for any indicated nominee,
write the number(s) of the nominee(s) in the box provided to the right.)   ->
                                                                                ---------------------------------------------------


2.   IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE
     MEETING.


                          Date __________________, 2002                                                NO. OF SHARES
                                                                                ---------------------------------------------------
Check appropriate box
Indicate changes below:

Address Change?  [ ]      Name Change?  [ ]                                     ---------------------------------------------------

                                                                                Signature(s) in Box
                                                                                Please sign exactly as name appears hereon. When
                                                                                shares are held by joint tenants, both should
                                                                                sign. When signing as attorney, executor,
                                                                                administrator, trustee or guardian, please give
                                                                                full title as such. If a corporation, please sign
                                                                                in full corporate name by President or other
                                                                                authorized officer. If a partnership, please sign
                                                                                in partnership name by authorized person.